UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 22, 2008

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Commission File Number   1-3970

HARSCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	23-1483991
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 717-763-7064

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Credit Facility

On December 22, 2008, an amending agreement (the “Amending Agreement”), among Harsco Finance B.V. and Harsco Investment Limited as borrowers, Harsco Corporation as guarantor and the Royal Bank of Scotland plc acting as agent for National Westminster Bank plc (the “Lender”) became effective.  As of the date of the Amending Agreement, the term of the credit facility originally entered into among the parties on December 15, 2000 (the “Facility Agreement”) has been extended, and the amount of the credit facility has been reduced to $30 million from $50 million.  The reduction in amount accommodates the Company’s current anticipated liquidity needs and reduces borrowing cost. The Amending Agreement has further enhanced the Company’s strong liquidity position, bringing total limits under various credit facilities to $700 million.

The amended facility serves as back-up to the Company’s commercial paper programs and also provides available financing for the Company’s European operations.  Borrowings under this facility are available in most major currencies with active markets at interest rates based upon LIBOR plus a margin.

As a result of the Amending Agreement, (i) the final maturity date for any revolving loan not converted into a term loan has been extended until December 10, 2009 (with such date subject to further extension); (ii) the final maturity date for each term loan converted from a revolving loan has been extended to December 10, 2010; and (iii) the final maturity date for any further term loan requested has been changed to December 10, 2010.

After giving effect to the Amending Agreement, the Facility Agreement continues to contain usual and customary affirmative and negative covenants and customary events of default that would permit the lenders to accelerate the loans if not cured within applicable grace periods, including the failure to make timely payments under the Facility Agreement, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

The foregoing description of the Amending Agreement and certain provisions of the Facility Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amending Agreement, which is attached hereto as Exhibit 10.1, the full text of the Facility Agreement previously filed with the Commission and by reference to the description of our debt and credit agreements contained in the Company’s Form 10-K for the year ended December 31, 2007, and Form 10-Q for the period ended September 30, 2008.  From time to time, the Lender provides customary commercial and investment banking services to the Company.

The statements contained in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the Company’s strong liquidity position.  These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements.  Such risks and uncertainties include, but are not limited to, the following: changes in the worldwide business environment in which the Company operates; changes in the performance of stock and bond markets; changes in governmental laws and regulations; market and competitive changes, including pricing pressures, market demand and acceptance for new products, services, and technologies; unforeseen business disruptions in one or more of the many countries in which the Company operates; the seasonal nature of the Company’s business; and the successful integration of the Company’s strategic acquisitions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1.	Amending Agreement to the Credit Facility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION
(Registrant)

DATE December 29, 2008	/s/ Mark E. Kimmel
Mark E. Kimmel
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 10.1.	Amending Agreement to the Credit Facility